UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 15, 2008
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

As of April 15, 2008, TIB Financial Corp., pursuant to the approval of its Compensation Committee and Board of Directors, has made the following adjustments to executive officers’ compensation and equity awards in connection with the Company’s annual executive officer performance review and compensation evaluations.

•	Edward V. Lett, Chief Executive Officer and President of TIB Financial Corp. – Mr. Lett’s base salary was increased from $350,000 to $360,500, effective January 1, 2008.

•
Michael D. Carrigan, Chief Executive Officer and President of TIB Bank – Mr. Carrigan’s base salary was increased from $225,000 to $265,000, effective January 1, 2008. On March 25, 2008, Mr. Carrigan was awarded 5,300 shares of restricted stock which provide dividend and voting rights and vest over five years.

•
Stephen J. Gilhooly, Executive Vice President, Chief Financial Officer of TIB Financial Corp. – Mr. Gilhooly's base salary was increased from $210,00 to $220,000, effective April 1, 2008. On March 25, 2008, Mr. Gilhooly was awarded 4,900 incentive stock options with exercise prices of $8.37 that vest over five years.

•
Alma R. Shuckhart, Senior Executive Vice President and Chief Credit Officer of TIB Bank – Mrs. Shuckhart's base salary was increased from $210,000 to $217,000, effective April 1, 2008. On March 25, 2008, Mrs. Shuckhart was awarded 5,392 incentive stock options with exercise prices of $8.37 that vest over five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: April 16, 2008	By:	/s/ Stephen J. Gilhooly
Stephen J. Gilhooly
EVP, Chief Financial Officer and Treasurer